UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

December 2018 and January 2019 Issuances of Convertible Promissory Notes and Warrants

As was disclosed on the Company’s Current Report on Form 8-K on December 17, 2018, (i) the Board of Directors of RespireRx Pharmaceuticals Inc. (the “Company”) approved the issuance of convertible promissory notes (each a “December/January Note” and together, the “December/January Notes”), for up to, in the aggregate, no more than $150,000 of principal amount as well as associated warrants (each a “December/January Warrant” and together, the “December/January Warrants”), on December 6, 2018; and (ii) pursuant to this approval, the Company issued December/January Notes to two stockholders of the Company on December 6, 2018 and December 7, 2018 in an aggregate amount of $55,000, as well as December/January Warrants.

On December 28, 2018 and January 2, 2019, a stockholder of the Company (the “December/January Lender”) loaned the Company $25,000 and $10,000, respectively, each in return for a December/January Note and a December/January Warrant. The proceeds of the loans will be used for general corporate purposes.

Each December/January Note was payable on February 28, 2019, and bears interest at a rate equal to 10% per annum, with any accrued but unpaid interest added to the principal amount at the end of each year that the balance is outstanding.

Each December/January Warrant is a common stock purchase warrant, to purchase up to 45,000, 10,000, 25,000 and 10,000 shares, respectively, of the Company’s common stock, par value $0.001, from the date of issuance until December 30, 2023, at an exercise price of $1.50 per share of common stock.

The December/January Lender has the right, but not the obligation, to convert any outstanding principal and accrued interest in connection with the December/January Notes into the first closing of the next board-approved, exempt private offering of the Company’s securities. Upon such conversion, the December/January Notes would be deemed repaid and terminated, and the December/January Lender would be entitled to retain any associated December/January Warrants.

This description of the December/January Notes, including the December/January Warrants, does not purport to be complete and is qualified in its entirety by reference to the form of Note (including the Form of Warrant attached as Exhibit A thereto), which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

February 2019 Issuance of Convertible Promissory Notes and Warrants

On February 22, 2019, the Board of Directors of the Company approved the issuance of additional convertible promissory notes (each a “February Note” and together, the “February Notes”), for up to, in the aggregate, no more than $275,000 of principal amount inclusive of the December/January Notes, as well as associated warrants (each a “February Warrant” and together, the “February Warrants”).

On February 27, 2019, two stockholders of the Company (each, a “February Lender” and together, the “February Lenders”) loaned the Company $50,000 and $20,000, respectively, each in return for a February Note and a February Warrant. The proceeds of the loans will be used for general corporate purposes.

Each February Note will be payable on April 30, 2019, and bear interest at a rate equal to 10% per annum, with any accrued but unpaid interest added to the principal amount at the end of each year that the balance is outstanding.

Each February Warrant is a common stock purchase warrant, to purchase up to 50,000 and 20,000 shares, respectively, of the Company’s common stock, par value $0.001, from the date of issuance until December 30, 2023, at an exercise price of $1.50 per share of common stock.

Each February Lender has the right, but not the obligation, to convert any outstanding principal and accrued interest in connection with each respective February Note into the first closing of the next board-approved, exempt private offering of the Company’s securities. Upon each such conversion, such February Note would be deemed repaid and terminated, and such February Lender would be entitled to retain any associated February Warrants.

This description of the February Notes, including the February Warrants, does not purport to be complete and is qualified in its entirety by reference to the form of Note (including the Form of Warrant attached as Exhibit A thereto), which is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Form of Convertible Promissory Note (including the Form of Warrant) (incorporated by reference to the Company’s Current Report on Form 8-K (file no. 1-16467) filed December 17, 2018).
99.2*	Form of Convertible Promissory Note (including the Form of Warrant).

* filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer